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                                                                    EXHIBIT 21.1

                           MILLENNIUM CHEMICALS INC.

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                                                                                          STATE OR COUNTRY
                                                                                          OF INCORPORATION
                                                                                        ---------------------
Millennium Chemicals Inc.                                                               Delaware/UK Resident
  Millennium Overseas Holdings Limited                                                  United Kingdom
     Millennium Chemicals UK Holdings Limited                                           United Kingdom
       Millennium Inorganic Chemicals Limited                                           United Kingdom
          Millennium Inorganic Chemicals S.A.                                           France
            Societe Immobiliere de la Cote Societe Anonyme                              France
            Thann Chimie Societe Anonyme                                                France
               Millennium Holdings Brasil Ltda.                                         Brazil
                 Millennium Inorganic Chemicals do Brasil S.A. (1)                      Brazil
     SCMC Holdings B.V.                                                                 Netherlands
          SCM Chemicals Ltd.                                                            Australia
     Millennium America Holdings Inc.                                                   Delaware
          Millennium America Inc.                                                       Delaware
            Millennium Holdings Inc.                                                    Delaware
               Millennium Specialty Chemicals Inc.                                      Delaware
               Millennium Petrochemicals Inc.                                           Virginia
                 Millennium Petrochemicals GP LLC (2)                                   Delaware
                 Millennium Petrochemicals LP LLC (2)                                   Delaware
                 Millennium Methanol LP Inc. (3)                                        Delaware
                 Millennium Methanol GP Inc. (3)                                        Delaware
                 Suburban Propane GP, Inc. (4)                                          Delaware
               Millennium Inorganic Chemicals Inc.                                      Delaware
                 HMB Holdings Inc.                                                      Delaware
                    MHC Inc.                                                            Delaware
                      LeMean Property Holdings Corporation                              Delaware
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(1) Millennium Holdings Brasil Ltda. owns 99% of the voting shares and 72% of the total shares of Millennium Inorganic Chemicals do Brasil S.A.

(2) Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC together own a 29.5% interest in Equistar Chemicals, LP.

(3) Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an 85% interest in La Porte Methanol Company, L.P.

(4) Suburban Propane GP, Inc. owns a 26.4% aggregate interest in Suburban Propane Partners, L.P. and Suburban Propane, L.P.


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